Exhibit 10.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT BEAM THERAPEUTICS INC. TREATS AS PRIVATE OR CONFIDENTIAL.

First Amendment to License Agreement

This First Amendment (“Amendment”), effective as of September 4, 2018, is entered into by and between Blink Therapeutics Inc., a corporation existing under the laws of the State of Delaware, having a place of business at 325 Vassar St., Suite 2A, Cambridge, Massachusetts 02139 (“Licensee”), and the Broad Institute, Inc., a non-profit corporation existing under the laws of Massachusetts, having a place of business at 415 Main Street, Cambridge, MA 02142 (“Broad”).

WHEREAS, Licensee and Broad have entered into that certain License Agreement dated May 9, 2018 (the “Agreement”);

WHEREAS, Licensee and Broad desire to amend the Agreement to include an additional patent case as a incorporate (a) certain provisions applicable only to the TIDE Research Project and (b) one generally applicable provision as set forth herein.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

1.

Amendment to Exhibit 1.117 (Patent Rights). Exhibit 1.117 (Patent Rights) of the Agreement is hereby amended by adding the Patent Right set forth on Exhibit A (the “Added Patent Right”) to this Amendment as a DNA Cleaving Patent Right.

2.

Expenses. Solely with respect to the Added Patent Right: Notwithstanding the first sentence of Section 6.3 (Expenses) of the Agreement, Licensee shall reimburse Broad for all [**], documented, out-of-pocket expenses incurred by Broad [**] with respect to the Prosecution of the Added Patent Right, which Broad estimates as equal to [**], in seven (7) equal installments with the first installment due within on or before September 30, 2018 and each of the subsequent installments due before the end of each full Calendar Quarter thereafter (so that the second installment would be due on or before December 31, 2018).

3.

No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Agreement (including all exhibits thereto) shall remain in full force and effect. Licensee and Broad hereby agree to be bound by provisions substantially identical to Article 11 with respect to this Amendment, mutatis mutandis (which are incorporated herein by reference as they so apply); provided that references to the Agreement provided in Section 11.6 shall be read to apply to the Agreement as amended by this Amendment.

[Signatures Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

THE BROAD INSTITUTE, INC.		BLINK THERAPEUTICS INC.

By:	/s/ Issi Rozen	By:	/s/ John Evans
Name:	Issi Rozen	Name:	John Evans
Title:	Chief Business Officer	Title:	CEO
The Broad Institute, Inc.

Exhibit A – Added Patent Right

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